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                         T H I R D   A M E N D M E N T


This is the Third Amendment ("Amendment") to the April 11, 1996 Product Purchase Agreement ("Agreement") that was entered into by and between International Business Machines Corporation ("IBM") and Accent Color Sciences, Inc. ("ACS").

Both IBM and ACS agree to the following terms and conditions:

1.0 ACS' address in the opening paragraph of the Agreement is revised to read, "800 Connecticut Blvd, East Hartford, Connecticut 06108."

2.0 The definition in Section 1.7, "Epidemic Failure," is revised in its entirety to read:

     "Epidemic Failure" shall mean [*]

3.0 The definition in Section 1.11, "Printer Engines," is revised in its entirety to read:

     "Printer Engines" shall mean the printing systems, as listed in Attachment 1, sold by Seller to Buyer under this Agreement.

4.0  The definition, "Event of Default," is added to the Agreement as a new
     Section 1.18 as follows:

     "Event of Default" shall mean any of the following events:

       (i) Seller shall fail or be unable for any reason to provide Products, Spare Parts, and/or Supplies within [*] following receipt of written notice of default from Buyer;

       (ii)   Seller shall assign this Agreement in violation of the terms of
              Section 17.5;

       (iii) Seller shall fail to provide Buyer Product enhancements as required by Section 8.4 or new Products as required by Section 8.5;

       (iv) Seller shall fail to comply with any other material term of this Agreement; or

       (v) Seller shall fail, in a timely fashion, to receive and maintain financing in sufficient

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              amount to maintain its capability to perform its obligations under this Agreement.

5.0      The definition, "Change of Control," is added to the Agreement as a new
         Section 1.19 as follows:

         "Change of Control" shall mean the occurrence of any one of the following events:

         (i) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the 1934 Act) becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the 1934 Act) of thirty (30) percent or more of the Seller's capital stock having general voting power to elect the directors of Seller;

         (ii) the majority of the Seller's board of directors consists of individuals other than the members of the board as of July 21, 1998 (the "Incumbent Directors"); provided that any person becoming a director subsequent to the date hereof whose nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

         (iii) the merger or consolidation of Seller with or into another corporation and, after such merger or consolidation is consummated, either (A) Seller is not the surviving corporation, or (B) if Seller is the surviving corporation, then Seller is a wholly-owned subsidiary of another corporation and the stockholders of Seller, immediately before such merger or consolidation is consummated, do not own at least 80% of the voting capital stock of Seller's parent corporation immediately after such merger or consolidation is consummated;

         (iv) the sale, lease, transfer or disposition of 20% or more of Seller's assets outside the normal course of business; or

         (v) Seller adopts a plan of liquidation providing for the distribution of all or substantially all of its assets.

6.0      Section 2.1 is revised in its entirety to read:

         TERM. This Agreement shall begin on the Commencement Date and shall continue in effect for six (6) years.

7.0      The following paragraph is added to the Agreement as a new Section 3.8:

         SUPPORT OF MARKETING AND TECH SUPPORT. In an effort to aid Seller in its support of Buyer's sales efforts concerning the Products, Buyer agrees to pay Seller an


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         amount equal to [*] every month for a period commencing on March 1,
         1999 and ending on August 31, 1999. Buyer agrees to make its initial payment to Seller within thirty days of this Amendment. Seller agrees to apply such payment for its reasonable marketing expenses incurred supporting Buyer's sales efforts and field technical support, including the salaries of its marketing personnel, the procurement of printing supplies in its demonstration center and travel expenses. This represents a purchase of services by Buyer and not a loan of monies by Buyer. If an Event of Default has occurred, Buyer's obligation under this Section for additional payments shall terminate effective immediately.

8.0 The first sentence of the first paragraph of Section 4.2 is revised in its entirety to read as follows: "Except with respect to Buyer's commitment expressed in Section 4.6 below, purchase orders shall serve as Buyer's only commitment to purchase."

9.0 The paragraph following Table I in Section 4.2 is revised in its entirety to read:

         The lead time period for purchase of Spare Parts will be three (3) months. The lead time period for purchase of Supplies will be three (3) months for standard ink colors. For special or other non-standard colors, the lead time period will be targeted at three (3) months and Seller will use its commercially reasonable efforts to reach a three
         (3) month lead time for special, non-standard ink colors. As volumes of sales increase, Seller will use its commercially reasonable efforts to reduce the lead time for delivery of finished Printer Engine units. In addition, Seller will use its commercially reasonable efforts to reduce the lead time for delivery of standard ink colors to sixty (60) days beginning in the first quarter, 2000.

10.0     Section 4.3 is revised in its entirety to read:

         ORDER ACCEPTANCE. Seller shall provide Buyer with a written or electronic notice of acceptance or rejection of a purchase order no later than seven (7) calendar days after receipt of the written order. Seller may specify phased delivery of Printer Engines as part of order acceptance if such phased delivery is within the purchase order lead time periods as specified in 4.2. Any purchase order to which Seller fails to respond within such seven (7) calendar days shall be deemed to have been accepted by Seller. Any rejection shall include the reason for rejection. Seller may reject a purchase order only if it fails to comply with the forecast, except as permitted herein, and other terms and conditions of this Agreement.

11.0     The following paragraph is added to the Agreement as a new Section 4.6:

         FIRM PURCHASE COMMITMENT. Buyer agrees to buy a minimum of [*] Printer

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         Engines of the valued-engineered version from Seller during the calendar year 2000; provided, however, such commitment to purchase is subject to the following conditions:

         (i) Spare Parts, Supplies and Options and Features are readily available to Buyer from Seller as specified in Section 4.2;

         (ii)     such Printer Engines comply with the Printer Specifications;

         (iii) such Printer Engines are readily available to Buyer with initial deliveries beginning no later than March 31, 2000;

         (iv) no Epidemic Failures which substantially, given clear and convincing evidence, affect Buyer's ability to market such Printer Engines occur during the twelve (12) month period;

         (v) such Printer Engines remain competitive. In the event a competing product is introduced which significantly, given clear and convincing evidence, impacts Buyer's overall sales of the Printer Engines, Buyer shall be relieved of the minimum commitment;

         (vi) all Printer Engines purchased before December 31, 2000, regardless of whether developmental or production versions, shall count as part of [*] unit commitment; and

         (vii) an Event of Default has not occurred.

12.0     The following paragraph is added to the Agreement as a new Section 4.7:

         PROJECTED LIVES OF SPARE PARTS AND SUPPLIES. The parties agree to meet regularly to monitor Spare Part and Supply item failures that are adversely affecting Buyer's cost estimate for supplying maintenance services on the Products. Whenever a Spare Part or Supply item is consistently failing early such that Buyer is contemplating invoking its rights to corrective action as described below, Buyer agrees to provide Seller with such failed Spare Parts or Supply items in an amount sufficient to determine base causes of such failures or with results from laboratory simulations of such failures. In the event any Spare Part or Supply item consistently fails to meet its projected life expectancy set forth in Attachment 8 such that it materially affect Buyer's cost estimate for supplying maintenance services on the Products, then Seller agrees to implement a mutually agreed upon corrective action plan within [*] days after Buyer gives Seller written notice of such failures and has given Seller either representative failed Spare Parts or Supply items or the results of the simulation



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         analysis. Such corrective action plan shall include compensation given by Seller to Buyer's for its increased costs, both labor and material, and a plan to correct the design and/or manufacture so that the affected item meets its projected life expectancy. In the event Seller's corrective action plan includes a remanufacturing process, Buyer agrees to supply Seller with such failed Spare Parts or Supply items.

13.0     Section 5.2 is revised in its entirety to read:

         DELIVERY. Delivery of Products shall be F.O.B. Seller's location at 800 Connecticut Blvd, East Hartford, Connecticut 06108.

14.0     Section 7.2 is revised in its entirety to read:

         TERMS OF PAYMENT. For invoices received before January 1, 2001, Buyer shall pay Seller in full in U.S. dollars for Products it purchases as soon as practical but no later than [*] days of receipt of Seller's invoice therefor. For invoices received on or after January 1, 2001, Buyer shall pay Seller in full in U.S. dollars for Products it purchases within [*] days of receipt of Seller's invoice therefor.

         For those Printer Engines ordered in compliance with Section 4.6, Seller may invoice Buyer [*] dollars for each such Printer Engine at such time it needs to start ordering supplies for the manufacture of such Printer Engine. Buyer shall be entitle to a lien on Seller's total inventory of goods to the extent that Buyer has made Printer Engine down payments for which no deliveries to Buyer have been made. Seller shall only use such down payment for the purchase of such components for Buyer's ordered Printer Engines.

15.0 Section 8.5 is revised by adding the following to the end, "The parties agree, no later than October 1, 1999, using commercially reasonable efforts, to put a plan in place for the development of the [*] Printer Engine [*]."

16.0 The existing Sections 10.6, "Epidemic Failures," and 10.7, "Limitation of Warranties," are renumbered to Section 10.7, "Epidemic Failures," and 10.8, "Limitation of Warranties."

17.0     The following paragraph is added to the Agreement as a new Section
         10.6:

         REMEDY FOR BREACH OF WARRANTY FOR CERTAIN SPARE PARTS. For certain Spare Parts, the list of which the parties will mutually agree, in lieu of any of the remedies listed above in Section 10.5 for breaches of the warranty set forth in Section 10.1, [*]



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18.0     The following paragraph is added to the Agreement as a new Section
         10.9:

         SALE NOTIFICATION. Seller covenants that it shall promptly notify Buyer, in accordance with Section 17.9, upon Seller's decision to take steps or upon learning that a third party intends to take, or has taken, steps that, if successful, would result in a Change of Control.

19.0     The following paragraph is added to the Agreement as a new Section
         12.4:

         REMANUFACTURE OF PRODUCTS. Seller agrees to provide a remanufacturing program upon mutually agreeable terms for certain Products during the term of this Agreement at a time when the volume of such used Products warrants such a program.

20.0     The following paragraph is added to the Agreement as a new Section
         12.5:

         MAINTENANCE OF SKILLS. Seller agrees to retain the services of sufficient number of employees with sufficient skills and training such that Seller maintains its capability to perform its obligations under this Agreement.

21.0     Section 17.5 is revised in its entirety to read:

         ASSIGNMENT. Neither party shall assign this Agreement to any other party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, a party may assign its rights or any of its obligations to a third party in connection with a merger or consolidation of the assignor or a transfer or sale to such third party of all or substantially all of the Seller assets in the case of such transfer or sale involving the Seller, or all or substantially all of the assets of the division of Buyer presently known as the IBM Printing Systems Company in the case of such transfer or sale involving the Buyer, except that, notwithstanding the foregoing, Seller may not assign its rights or delegate its duties hereunder to any person (natural or otherwise) which has not agreed to be bound by the obligations of this Agreement. Any assignment contrary to these terms shall be void and considered an Event of Default.

22.0     Section 17.9 is revised in its entirety to read:

         NOTICES Any notice which may be or is required to be given under this Agreement shall be in writing, and shall be deemed to have been received:

         a)       when delivered personally,

         b)       when sent by confirmed facsimile,

         c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or

         d) one (1) day after deposit with a commercial overnight carrier with written verification


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                  of receipt.

         All notices shall be sent to the addresses set forth below:

             Notices regarding technical information:

             BUYER:                                      SELLER:

             [*]                                                  [*]
             Senior Engineer                             Director of Programs
             6300 Diagonal Highway                       800 Connecticut Blvd.
             Boulder, CO 80301                           East Hartford, CT 06108

         Notices regarding contract administration, daily operations and updates and modifications to the contract attachments:

             BUYER:                                      SELLER:

             [*]                                                  [*]
             Contract Administrator/Engineer             Director
             1701 North Street                           800 Connecticut Blvd.
             Endicott, NY 13760                          East Hartford, CT 06108

         Notices regarding contract modifications and contract interpretation:

             BUYER:                                      SELLER:

             [*]                                         [*]
             Director, Business Alliances                President & CEO
             6300 Diagonal Highway                       800 Connecticut Blvd.
             Boulder, CO 80301                           East Hartford, CT 06108

23.0     Section 17.19 is revised in its entirety to read:

         NO MINIMUM COMMITMENT. Except with respect to Section 4.6, both Buyer and Seller understand and agree that the Agreement does not obligate Buyer to purchase a minimum amount of Products.

24.0 Attachment 1 is deleted in its entirety and replaced with Attachment 1 as attached hereto.


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25.0     The fourth paragraph under the heading, "Technical Support,"of
         Attachment 6 is revised in its entirety to read:

         Technical support outside of normal business hours will only be requested after Buyer has exhausted all other technical support channels. These include an on site customer engineer, a district customer engineer and Boulder level 2 support. Both Buyer's engineering and Seller's engineering staffs will be responsible for level 3 support. Seller will provide a telephone number and fax number which will be available twenty-four (24) hours per day and seven (7) days per week.

26.0 Attachment 6 is revised to add the following the first paragraph under the heading, "On Site Support":

Weekdays (Monday through Friday: 8 am -5 pm)                                [*]

After Hours (M, Tu, Wed and Th: 5:01 pm to 7:59 am)                         [*]

Weekends (5:01 pm Friday through 7:59 am Monday) and Holidays (per          [*]
Buyer's schedule)



         1. There will be no charge for technical support if the problem is due to a Defect in design, manufacturing or a Seller supplied diagnostic tool, resulting in a failure of the Products to conform to the agreed upon Product Specifications. Both Buyer and Seller agree to implement a process to ensure that travel situations are charged to the appropriate party.

         2. Travel costs to and from Buyer's designated site and Seller's location in East Hartford, Conn. are not covered in above table.

         3.       The minimum charge will be for 8 hours.

         4. The rates listed above cover labor, lodging, meals and local transportation. Spare Parts and Supplies provided by Seller will be charged in accordance with Attachments 8 and 10.

27.0 Attachment 8 is deleted in its entirety and replaced with the Spare Parts table attached hereto and the following:


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         World Wide Emergency Order Process:

         Note: Buyer will place Emergency Orders only after it has searched through its various field stocking locations and has determined that the part is not available. If the situation should arise where Buyer or Seller deem that the Emergency Order process is not being properly used both parties agree to meet and reach a solution which is mutually agreeable to both parties.

         In the event that the Buyer has to place an Emergency Order because a Spare Part was not available through the normal parts replenishment process the handling fees described below should be waived. Buyer and Seller will agree when these situations occur.

         1. Buyer's Emergency Order shall be placed against separate purchase orders issued at the time of order execution.

         2. Seller will use its resources to attempt to meet a [*] compliance to ship all Emergency Orders within 24 hours unless otherwise specified by Buyer.

         3. Emergency Orders shall be limited to one (1) line item per Order and a maximum of one (1) piece per each line item.

         4. Seller will make every reasonable effort to make Emergency Orders available at its East Hartford, CT facility.

         5. Freight charges from Sellers designated delivery point for Emergency Orders to Buyers designated destination are the responsibility of the Buyer.

         6. Buyer's EO's shall be invoiced at the agreed upon Spare Parts price plus the following fees for special handling per line item.

         7. Seller's Delivery point is FOB East Hartford, Connecticut. Buyer's designated shipper will be responsible for all customs and international shipping documentation, customs fees, duty fees, etc.


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         8.       The fees and times for handling Emergency Orders are described below:


         TIME                                                     FEE

         Normal Working                                           [*]
         Hours

         Off Hours on                                             [*]
         Weekends

         Weekends and                                             [*]
         Holidays



                  The times in the above table are defined in Attachment 6.

                  In addition the Seller may specify parts to be shipped within 48 to 72 hours after notification from Buyer. The charge for handling this type of order is [*]. This will be known as a "2-to-3 day" order. All of the other conditions described in this section remain in effect for this type of order.

         Maintenance Parameters:


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         Both Buyer and Seller agree that the following table outlines the objectives which both parties will work to. Any changes to the table will require the consent of both Buyer and Seller. [*]

28.0 Attachment 10 is deleted in its entirety and replaced with Attachment 10 as attached hereto.

29.0 The remaining terms and conditions contained in the Agreement shall be unchanged.

30.0 This Amendment embodies the entire understanding of the parties with respect to the subject matter described herein and shall supersede all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.






INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
       (Signature)

Name:

Title:

Date:


ACCENT COLOR SCIENCES, INC.


By:
       (Signature)

Name:

Title:

Date:





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Attachment 1: Printer, Options, and Features

[*]

Attachment 10: Supplies Listing, Prices, and Order Process

[*]










[*]OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST AND
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